UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 7, 2019

BROWNIE’S MARINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	333-99393	90-0226181
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

3001 NW 25th Avenue, Suite 1, Pompano Beach, Florida	33069
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)	(954) 462-5570

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

  Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to a Subscription Agreement effective March 7, 2019 Brownie’s Marine Group, Inc. (the “Company”) issued to Charles Hyatt, an accredited investor, a unit of the securities of the Company, with the unit (the “Unit”) consisting of 50,000,000 shares of common stock, par value $0.0001 per share (the “Shares”) and 50,000,000 eighteen month common stock purchase warrants exercisable at $0.01 per share (the “Warrants”) in consideration of $500,000. The Shares represent approximately 24% of our outstanding shares of common stock, giving effect to such issuance. In the event the investor exercises all of the Warrants, the Shares and shares of common stock underlying the Warrants would represent approximately 39% of our outstanding shares of common stock, giving effect to such exercise and issuance. The Company intends to use the proceeds from the sale for product research and development and working capital purposes. The Company did not pay any fees or commissions in connection with the sale of the Unit.

The issuance of the Unit Securities to the accredited investor was exempt from registration under the Securities Act of 1933, as amended, in reliance on exemptions provided by Section 4(a)(2) of such act.

The foregoing description of the terms and conditions of the Warrants and Subscription Agreement are qualified in their entirety by reference to the documents, copies of which are filed as Exhibits 4.4 and 10.13, respectively, to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number

4.4	Warrant dated March 7, 2019				Filed
10.13	Subscription Agreement dated March 7, 2019				Filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWNIE’S MARINE GROUP, INC.

Date: March 12, 2019	By:	/s/ Robert M. Carmichael
Robert M. Carmichael, Chief Executive Officer

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